Exhibit 99.1

Volt Information Sciences Common Stock to Commence Trading on
the Over-The-Counter Market

New York, NY, January 26, 2011 – Volt Information Sciences, Inc. (NYSE: VOL) today announced that its common stock will commence trading on the over-the-counter market at the opening of trading on Thursday, January 27, 2011, under the trading symbol “VISI”.  The Company’s common stock, which ceased trading on the New York Stock Exchange at close of market today, will be quoted through the facilities of the OTC Markets Group, Inc.  Investors will be able to view Level II real time stock quotes for Volt at http://www.otcmarkets.com .

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a leading provider of global infrastructure solutions in technology, information services and staffing acquisition for its FORTUNE 100 customer base.  Operating through an international network of servicing locations, the Staffing Services Segment fulfills IT, engineering, administrative, and industrial workforce requirements of its customers, for both professional search and temporary/contingent personnel as well as managed services programs.  Technology infrastructure services include telecommunications engineering, construction, and installation; central office services; and IT managed services and maintenance. Information-based services are primarily directory assistance, operator services, database management, and directory printing. Visit www.volt.com.

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Contact:
Ron Kochman
Volt Information Sciences, Inc.
voltinvest@volt.com
212-704-2400